                                                                    EXHIBIT 4.64


                                                                             MCK
                                                                  LOAN NO. T0364


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of April 20, 1995, by and between MERCURY CELLULAR OF KANSAS, INC. (the "Debtor") having its place of business (or chief executive office if more than one place of business) located at P.O. Box 3709, Lake Charles, Louisiana 70602 and whose taxpayer identification number is 72-1282454, and COBANK, ACB (the "Secured Party"), whose mailing address is 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339.

         SECTION 1. GRANT OF SECURITY INTEREST. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby grants to the Secured Party a security interest in all of the following property, wherever located and whether now existing or hereafter acquired, together with all accessions and additions thereto, and all products and proceeds thereof:

         accounts; inventory (including, without limitation, returned or repossessed goods); chattel paper; instruments (including, without limitation, certificated securities); letters of credit; contracts and contract rights; leases; documents; equipment (including, without limitation, telecommunications and radio transmitting and receiving equipment, antennae, towers, microwave communication equipment, machinery, computers, parts, tools, implements, poles, posts, cross-arms, conduits, ducts, lines (whether underground or overhead or otherwise), wires, cables, exchanges, switches (including, without limitation, host switches and remote switches), desks, testboards, racks, frames, motors, generators, batteries, items of central office equipment, pay-stations, protectors, subscriber equipment, instruments, connections and appliances, office furniture and equipment and work equipment and any and all other equipment used, useful or acquired for use in the business of the Debtor or the operation of the Debtor's properties); fixtures; general intangibles (including, without limitation, permits, licenses, grants, franchises, privileges, permissions, certificates and choses or things in action, litigation rights and resulting judgments, goodwill, patents, trademarks and other intellectual property, tax refunds, miscellaneous rights to payment, entitlements, uncertificated investment securities and investments, margin accounts, computer programs, invoices, books, records and other information relating to or arising out of the Debtor's business, and, to the extent permitted by law, all licenses and permits issued by the Federal Communications Commission (the "FCC")); and, to the extent not covered by the above, all other personal property of the Debtor of every type and description, including, without limitation, interests or claims in or under any policy of insurance, tort claims, deposit accounts, money, and judgments; provided, however, that no security

Security Agreement/Mercury Cellular of Kansas
Loan No. T0364



         interest is granted in licenses, permits, leases, franchises, privileges, permissions and grants which by their terms or by reason of applicable law would become void or voidable if a security interest therein were granted or if the granting of a security interest therein would violate any law, rule, regulation or order of any governmental body or regulatory authority (collectively, the "Collateral").


Where applicable, all terms used herein shall have the same meaning as set forth in the Uniform Commercial Code as codified at Title 84 of the Kansas Statutes Annotated, as amended (the "UCC").


         SECTION 2. OBLIGATIONS. The security interest granted hereunder shall secure the following obligations (the "Obligations"): (a) all payments or performances to be made by the Debtor under the "Loan Documents" as defined in that certain Loan Agreement, dated as of even date herewith, between the Debtor and the Secured Party (as the same may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Debtor to the order of the Secured Party in the original principal amount of $17,100,000 (as the same may be amended, supplemented, extended, renewed or replaced from time to time, the "Note"); and (b) the payment of all other indebtedness and the performance of all other obligations of the Debtor to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as a guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor represents, warrants and covenants as follows:

                 (A) OWNERSHIP OF COLLATERAL. Except for any security interest in favor of the Secured Party, the Debtor owns and possesses all of the Collateral free and clear of all adverse claims, interests, liens, encumbrances, or other defects. Without the prior written consent of the Secured Party, the Debtor shall not create or permit the existence of any adverse claim, interest, lien, or other encumbrance against any of the Collateral, except as expressly permitted by the Loan Documents. The Debtor shall provide prompt written notice to the Secured Party upon learning of any future adverse claim, interest, lien, or





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


encumbrance against any of the Collateral, and shall defend diligently the Debtor's and the Secured Party's interests in the Collateral.

                 (B) VALIDITY OF SECURITY AGREEMENT; CORPORATE AUTHORITY. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) general equitable principles. The Debtor has the corporate power to execute, deliver and carry out the terms and provisions of this Security Agreement and all related documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Security Agreement and all related documents.

                 (C) LOCATION OF THE DEBTOR. The Debtor's place of business (or chief executive office if more than one place of business) is located at the address shown above.

                 (D) LOCATION OF COLLATERAL. All equipment and inventory are now at the location or locations specified on Schedule A attached hereto and made a part hereof and, except as otherwise disclosed to the Secured Party on Schedule A, the Debtor has not maintained any other location or locations of inventory and equipment within the past 5 years.

                 (E) NAME, IDENTITY, AND CORPORATE STRUCTURE. Except as otherwise disclosed to the Secured Party on Schedule A, the Debtor has not within the past 10 years changed its name, identity or corporate structure through incorporation, merger, consolidation, joint venture or otherwise.

                 (F) CHANGE IN NAME, LOCATION OF COLLATERAL, ETC. Without giving at least 30 days' prior written notice to the Secured Party, the Debtor shall not change its name, identity or corporate structure, the location of its place of business (or chief executive office if more than one place of business), or the location of the Collateral.

                 (G) FURTHER ASSURANCES. Upon the request of the Secured Party, the Debtor shall do all acts and things as the Secured Party may from time to time deem necessary or advisable to enable it to perfect, maintain, and continue the perfection and priority of the security interest of the Secured Party in the Collateral, or to facilitate the exercise by the Secured Party of any rights or remedies granted to the Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to execute, in form and substance satisfactory to the Secured Party, such financing statements, continuation statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Secured Party may from





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364



time to time request. In addition, in the event the Collateral or any part thereof consists of instruments, documents, chattel paper, or money (whether or not proceeds of the Collateral), the Debtor shall, upon the request of the Secured Party, deliver possession thereof to the Secured Party (or to an agent of the Secured Party retained for that purpose), together with any appropriate endorsements and/or assignments. Without limiting the generality of the foregoing, the Debtor shall take such action as the Secured Party may request from time to time to create and perfect a security interest in favor of the Secured Party in any and all leases, licenses and permits relating to the location of antennae and other transmission and receiving equipment on the towers or other property of third parties, including, without limitation, amending such leases, licenses or permits to allow the creation and perfection of such security interest and obtaining the consent of all third parties whose consents may be necessary to the creation and perfection of such security interest. The Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession, but shall not be required to take any steps necessary to preserve rights against prior parties. All costs and expenses incurred by the Secured Party to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the reasonable fees and expenses of any agent retained by the Secured Party) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

                 (H) INSURANCE. The Debtor shall maintain such property and casualty insurance with such insurance companies, in such amounts, and covering such risks, as are at all times reasonably satisfactory to the Secured Party. All such policies shall provide for loss payable clauses or endorsements in form and content acceptable to the Secured Party. Upon the request of the Secured Party, all policies (or such other proof of compliance with this Section as may be satisfactory to the Secured Party) shall be delivered to the Secured Party. The Debtor shall pay all insurance premiums when due. In the event of loss, damage, or injury to any insured Collateral, the Secured Party shall have full power to collect any and all insurance proceeds due under any of such policies, and shall apply such proceeds to the repair or replacement of such Collateral or, if such Collateral is not repairable or replaceable, to the payment of any of the Obligations secured hereby.

                 (I) TAXES, LEVIES, ETC. The Debtor has paid and shall continue to pay when due all taxes, levies, assessments, or other charges which may become an enforceable lien against the Collateral, unless such taxes, levies, assessments, or other charges are being contested by the Debtor in good faith and by appropriate proceedings and then only to the extent reasonable reserves required by generally accepted accounting principles have been set aside on the Debtor's books therefor.

                 (J) DISPOSITION AND USE OF COLLATERAL BY THE DEBTOR. Without the prior written consent of the Secured Party, the Debtor shall not at any time sell, transfer, lease,





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


abandon, or otherwise dispose of any Collateral other than in accordance with the provisions of the Loan Agreement; provided, however, that no dispositions shall be made if an Event of Default (as defined in Section 4) shall have occurred and be continuing. The Debtor shall not use any of the Collateral in any manner which violates any statute, regulation, ordinance, rule, decree, order, or insurance policy.

                 (K) RECEIVABLES. The Debtor shall preserve, enforce, and collect all accounts, chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired or arising (the "Receivables"), in a commercially reasonable fashion and, if an Event of Default shall have occurred and be continuing, upon the request of the Secured Party, the Debtor shall execute an agreement in form and substance satisfactory to the Secured Party by which the Debtor shall direct all account debtors and obligors on instruments to make payment to a lock box deposit account under the exclusive control of the Secured Party.

                 (L) CONDITION OF COLLATERAL. All tangible Collateral is now in good repair and condition and the Debtor shall at all times hereafter, at its own expense, maintain all such Collateral in good repair and condition, ordinary wear and tear excepted.

                 (M) CONDITION OF BOOKS AND RECORDS. The Debtor has maintained and shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in the present form and detail, and shall allow the Secured Party or its representatives to examine and copy such books, records, accounts, and other information at any reasonable time, upon reasonable notice from the Secured Party.

                 (N) RIGHT OF INSPECTION. At all reasonable times and upon reasonable notice from the Secured Party, the Debtor shall allow the Secured Party or its representatives to visit any of the Debtor's properties or locations so that the Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

                 (O) PLEDGE OF STOCK. Upon the acquisition of capital stock of any subsidiary, the Debtor shall execute and deliver to the Secured Party a stock pledge agreement in form and substance satisfactory to the Secured Party, pursuant to which the Debtor shall pledge, on a first-priority basis, all of its stock in such subsidiary and shall covenant and agree to pledge to the Secured Party, on a first-priority basis, all capital stock it may thereafter acquire in that or any other subsidiary.

         SECTION 4. DEFAULT. The occurrence of an event of default under any of the Loan Documents (including, without limitation, the Loan Agreement and the Note), the breach of or failure to perform any covenant or agreement contained in this Security Agreement, or any material inaccuracy as of the date made in any representation or warranty contained





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364



in this Security Agreement shall constitute an "Event of Default" hereunder; provided that the Debtor shall have 30 days after notice from the Secured Party to cure any breach of the covenants set forth in Sections 3(H), (K), (L), (M), and (N).

         SECTION 5. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default and at any time during the continuance thereof; the Secured Party may declare all Obligations to be immediately due and payable and, to the extent permitted by applicable law and subject to any necessary approval of the FCC relating to the exercise of remedies hereunder involving any transfer, sale or disposition of the Debtor's assets, may exercise any and all rights and remedies of the Secured Party in the enforcement of its security interest under the UCC, this Security Agreement, or any other applicable law. Without limiting the foregoing:


                 (A) DISPOSITION OF COLLATERAL. The Secured Party may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale or at any brokers' board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be acceptable to the Secured Party, and the Secured Party may purchase such Collateral at any public sale. At any time when advance notice of sale is required, the Debtor agrees that 10 days' prior written notice shall be reasonable. In connection with the foregoing, the Secured Party may:

                 (1) require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

                 (2) enter the premises of the Debtor or premises under the Debtor's control and take possession of the Collateral;

                 (3) without charge by the Debtor, use or occupy the premises of the Debtor or premises under the Debtor's control, including, without limitation, warehouse and other storage facilities;

                 (4) without charge by the Debtor, use any patent, trademark, trade name, or other intellectual property or technical process used by the Debtor in connection with any of the Collateral; and

                 (5) rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by the Secured Party to determine the method or





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


         manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Secured Party in accordance with such advice or instructions shall be deemed to be commercially reasonable.

                 (B) COLLECTION OF RECEIVABLES. The Secured Party may, but shall not be obligated to, take all actions reasonable or necessary to preserve, enforce or collect the Receivables, including, without limitation, the right to notify account debtors and obligors on instruments to make direct payment to the Secured Party, to permit any extension, compromise, or settlement of any of the Receivables for less than face value, or to sue on any Receivable, all without prior notice to the Debtor.

                 (C) PROCEEDS. The Secured Party may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Secured Party on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. The Secured Party may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.

                 (D) INSURANCE ADJUSTMENTS. The Secured Party may adjust and settle any and all insurance covering any Collateral, endorse the name of the Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

The net proceeds of any disposition of the Collateral shall be applied by the Secured Party, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such order as the Secured Party may elect. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

         SECTION 6.       OTHER PROVISIONS.

                 (A) AMENDMENT AND WAIVER. Without the prior written consent of the Secured Party, no amendment or waiver of, or consent to any departure by the Debtor from, any provision hereunder shall be effective. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure by the Secured Party to exercise any remedy hereunder shall be deemed a waiver thereof or of any other remedy hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any remedy on any subsequent occasion.





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


                 (B) COSTS AND ATTORNEYS' FEES. Except as prohibited by law, if at any time the Secured Party employs counsel in connection with the creation, perfection, preservation, or release of the Secured Party's security interest in the Collateral or the enforcement of any of the Secured Party's rights or remedies hereunder, all of the Secured Party's reasonable attorneys' fees arising from such services and all expenses, costs, or charges relating thereto shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

                 (C) REVIVAL OF OBLIGATIONS. To the extent the Debtor or any third party makes a payment or payments to the Secured Party or the Secured Party enforces its security interest or exercises any right of setoff, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other law or in equity, then, to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred.

                 (D) PERFORMANCE BY THE SECURED PARTY. In the event the Debtor shall at any time fail to pay or perform punctually any of its duties hereunder within any grace period provided therefor, the Secured Party may, at its option and without notice to or demand upon the Debtor, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties. All costs and expenses incurred by the Secured Party in connection therewith, together with interest thereon at the Secured Party's National Variable Rate (as defined in the Loan Agreement) plus 4% per annum, shall become part of the Obligations secured hereby and be paid by the Debtor upon demand.

                 (E) INDEMNIFICATION, ETC. The Debtor hereby expressly indemnifies and holds the Secured Party harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage, and expense of every nature, arising by reason of the Secured Party's enforcement of its rights and remedies hereunder, or by reason of the Debtor's failure to comply with any environmental or other law or regulation, other than any such claim, cause of action or other proceeding, liability, loss, damage or expense arising by reason of gross negligence, willful misconduct or violation of law on the part of the Secured Party.

                 (F) POWER OF ATTORNEY. The Debtor hereby constitutes and appoints the Secured Party or the Secured Party's designee during the term of any Obligations secured by this Security Agreement as its attorney-in-fact, which appointment is an irrevocable, durable agency, and coupled with an interest, with full power of substitution. This power of attorney and mandate is for the purpose of taking, upon an Event of Default, whether





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


in the name of the Debtor or in the name of the Secured Party, any action which the Debtor is obligated to perform hereunder or which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement. In taking any action in accordance with this Section 6(F), the Secured Party shall not be deemed to be the agent of the Debtor. The powers conferred upon the Secured Party in this Section are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

                 (G) CONTINUING EFFECT. This Security Agreement, the Secured Party's security interest in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full, each of the Loan Agreement and the Note has been terminated in accordance with its respective terms and the Debtor has sent a valid written demand to the Secured Party for termination of this Security Agreement.

                 (H) BINDING EFFECT. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

                 (I) SECURITY AGREEMENT AS FINANCING STATEMENT. A photographic copy or other reproduction of this Security Agreement may be used as a financing statement.

                 (J) GOVERNING LAW. Except to the extent governed by applicable federal law, this Security Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without reference to choice of law doctrine.

                 (K)      NOTICES. All notices hereunder shall be
deemed to be duly given upon delivery in the form and manner set forth in
Section 19 of the Loan Agreement to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:            If to the Debtor, as follows:

CoBank, ACB                          Mercury Cellular of Kansas, Inc.
200 Galleria Parkway                 One Lakeshore Drive, Suite 1495
Suite 1900                           P.O. Box 3709
Atlanta, Georgia 30339               Lake Charles, Louisiana 70602
Attn: Rural Utility Banking Group    Attn: Robert Piper; cc: Thomas G. Henning
Fax No.: (404) 618-3202              Fax No.: (318) 439-0769





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


                 (L) SEVERABILITY. The determination that any term or provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other term or provision hereof.

         SECTION 7. FCC MATTERS. Notwithstanding any other provision of this Security Agreement:

                 (A) Any foreclosure on, sale, transfer or other disposition of any of the Collateral by the Secured Party shall be pursuant to
Section 310(d) of the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior approval or notice to and non-opposition of the FCC.

                 (B)      If a Default shall have occurred and be
continuing, the Debtor shall take any action, which the Secured Party may reasonably request in order to transfer and assign to the Secured Party, or to such one or more third parties as the Secured Party may designate, or to a combination of the foregoing, each FCC license or permit held by the Debtor. The Secured Party is empowered, to the extent permitted by applicable law, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver may be instructed by the Secured Party to seek from the FCC an involuntary transfer of control of each such FCC license or permit for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Debtor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Debtor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of a Default, the Debtor shall further use its best efforts to assist in obtaining approval of the FCC and any state regulatory bodies, if required, for any action or transactions contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the FCC and any state regulatory bodies of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC license or permit or transfer of control necessary or appropriate under the rules and regulations of the FCC or any state regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Collateral, including, without limitation, with any FCC license or permit.

                 (C) The Debtor acknowledges that the assignment or transfer of each FCC license or permit is integral to the Secured Party's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Secured Party to comply with the provisions of this
Section 7 and that such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Debtor contained in this Security Agreement, that the agreements contained in this Section 7 may be specifically enforced.





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


                 (D)      In accordance with the requirements of 47
C.F.R. Section 22.917, or any successor provision thereto, the Secured Party shall notify the Debtor and the FCC in writing at least 10 days prior to the date on which the Secured Party intends to exercise its rights, pursuant to this Security Agreement or any of the other Loan Documents, by foreclosing on, or otherwise disposing of, any Collateral in connection with which such notice is required pursuant to 47 C.F.R. Section 22.917 or any successor provision thereto.




                           [Signatures on next page]





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Security Agreement/Mercury Cellular of Kansas
Loan No. T0364


         IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed, attested and delivered under seal by its duly authorized officers as of the day and year shown above.


                                             MERCURY CELLULAR OF KANSAS, INC.


                                             By: /s/ THOMAS G. HENNING
                                                -----------------------------
                                                Name: Thomas G. Henning
                                                Title: President


                                             Attest: /s/ ROBERT PIPER
                                                    --------------------------
                                                    Name: Robert Piper
                                                    Title: Secretary

                                                   [CORPORATE SEAL]

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                       OF
                        MERCURY CELLULAR OF KANSAS, INC.


1. Set forth below are the present locations (by county or parish and state) of the Debtor's inventory and equipment:

KANSAS COUNTIES       LOCATION                    TYPE OF PROPERTY
---------------       --------                    ----------------
Barton                Great Bend, KS              Tower
                      Great Bend, KS              Retail Store

Cheyenne              St. Francis, KS             Tower

Decatur               Oberlin, KS                 Tower

Ellis                 Hays, KS                    Tower
                      Hays, KS                    Retail Store
                      Hays, KS                    Office

Finney                Garden City, KS             Tower
                      Garden City, KS             Retail Store

Ford                  Dodge City, KS              Tower
                      Dodge City, KS              Retail Store

Grant                 Ulysses, KS                 Tower

Gray                  Copeland, KS                Tower

Hamilton              Syracuse, KS                Tower

Ness                  Ness City, KS               Tower

Norton                Norton, KS                  Tower

Pratt                 Pratt, KS                   Tower

Rawlins               Atwood, KS                  Tower

Rooks                 Stockton, KS                Tower

Russell               Russell, KS                 Tower

Scott                 Scott City, KS              Tower

Seward                Liberal, KS                 Tower
                      Liberal, KS                 Retail Store

Sheridan              Grinnel, KS                 Tower

Sherman               Edson, KS                   Tower

Stevens               Hugoton, KS                 Tower

Texas                 Guymon, OK                  Tower

Thomas                Colby, KS                   Tower

Trego                 WaKeeney, KS                Tower

Smith                 Smith Center, KS            Tower

Wallace               Sharon Springs, KS          Tower

2. Set forth below are the locations (by county or parish and state) at which any of the Debtor's inventory and equipment has been located within the past five years:

         See above


3. Set forth below is a description of any exceptions to the representation made in Section 3(E) of the Security Agreement:

         N/A